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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data", "Experts" and "Change in Independent Accountants" and to the use of our report dated July 25, 1997 (except for Note 1 as to which the date is August 5, 1997), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-22425) and related Prospectus of Globecomm Systems Inc. for the registration of 2,750,000 shares of its common stock.



                                          /s/ ERNST & YOUNG LLP


                                          Ernst & Young LLP


Melville, New York
August 5, 1997